UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2015, Paramount Group, Inc. (the “Company”) issued a press release announcing it financial results for the first quarter ended March 31, 2015. A copy of that press release as well as the supplemental information referred to in the press release is available on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard Time on May 8, 2015, to discuss first quarter 2015 results. The number to call is 1-877-407-0789 (domestic) and 1-201-689-8562 (international). A live webcast will be available in the Investors section of the Company’s website. A replay of the conference call will be available through May 22, 2015, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13607183.

In the press release referred to above, the Company discloses that the non-GAAP financial measure of Core Funds From Operations (“Core FFO”) attributable to Paramount Group, Inc. was $39.0 million, or $0.18 per diluted share, for the quarter ended March 31, 2015. Net loss attributable to Paramount Group, Inc., which is the most directly comparable GAAP financial measure, was $9.7 million, or $0.05 per diluted share, for the quarter ended March 31, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated May 7, 2015 and entitled “PARAMOUNT GROUP, INC. ANNOUNCES FIRST QUARTER 2015 RESULTS”

99.2	Supplemental information entitled “PARAMOUNT GROUP, INC. SUPPLEMENTAL OPERATING AND FINANCIAL DATA FOR THE QUARTER ENDED MARCH 31, 2015”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: May 7, 2015